EXHIBIT 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsors and Trustee of Corporate Income Fund,
Intermediate Term Series--102, Defined Asset Funds:

We consent to the use in this Registration Statement No. 333-33309 of our report dated March 18, 1998, relating to the Statement of Condition of Corporate Income Fund, Intermediate Term Series--102, Defined Asset Funds and to the reference to us under the heading 'Miscellaneous--Auditors' in the Prospectus which is a part of this Registration Statement.

DELOITTE & TOUCHE LLP
New York, N.Y.
March 18, 1998